#91186423v2 3 Coldbath Square, London, England, EC1R 5HL CONSENT OF BENCHMARK MINERAL INTELLIGENCE Andrew Miller 3 Coldbath Square, London, England, EC1R 5HL We hereby consent to references to our firm, our Lithium Price Forecast Q4 2022 published in January 2023 (the “Report”), as the Report may be amended and supplemented from time to time, and all information derived from the Report that is contained in the annual report on Form 10-K of Livent Corporation for the year ended December 31, 2022. Date: February 8, 2023 BENCHMARK MINERAL INTELLIGENCE By: Name: Andrew Miller Title: Chief Operating Officer Exhibit 23.1